SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2003

Mercantile Bankshares Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, MD	21203
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code, (410) 237-5900

Item 5. Other Events and Regulation FD Disclosure.

This is an optional filing made to disclose the event reported below. It is not a filing required by Regulation FD.

On April 30, 2003, the registrant issued a press release announcing the election of Eddie C. Brown and Anthony W. Deering to the Boards of Directors of both Mercantile Bankshares Corporation and Mercantile-Safe Deposit and Trust Company. A copy of the release is attached as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibits

99	Press release dated April 30, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCANTILE BANKSHARES CORPORATION (Registrant)

Date: April 30, 2003	By:	/s/ TERRY L. TROUPE
Terry L. Troupe Chief Financial Officer and Treasurer